SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010

MILLENNIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-16974	59-2158586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2591 Dallas Parkway, Suite 102. Frisco, Texas 75034
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:  (972)963-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

£	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On July 28, 2010 Registrant entered into an Asset Purchase Agreement with Reunion Sports Group, LLC, a Texas limited liability company, pursuant to which Registrant will acquire assets of Reunion comprising the United League Baseball in exchange for 36,500,000 newly issued shares of Registrant’s common stock.  The assets will consist of the franchise agreements of six independent minor league baseball teams in south and west Texas, expansion rights for future teams to be formed or acquired by the League, intellectual property rights of United, cash of $100,000, a note payable from Reunion in the principal amount of $200,000 and all goodwill associated with the League.  At the Closing, the management of United will replace current  management of registrant, and Registrant will satisfy its debt obligations to affiliates of the Registrant by conveying the subsidiary Thoroughbreds, Inc. and payment of the cash and assignment of the promissory note. Closing will occur upon satisfaction of the conditions set forth in the Agreement.

Item 9.01.                      Financial Exhibits, Pro Forma Financial Information and Exhibits.

Exhibit 2.1 – Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIA, INC.

Dated: July 30, 2010	By:	/s/ Kevin B. Halter
Kevin B. Halter, President